Exhibit 5.1

City Center
33 South Sixth Street
Suite 3600
Minneapolis, MN 55402
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www.foxrothschild.com

February 12, 2025

ReShape Lifesciences Inc.

18 Technology Drive, Suite 110

Irvine, CA 92618

RE: ReShape Lifesciences Inc. Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to ReShape Lifesciences Inc., a Delaware corporation (the “Company”), in connection with its filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-1 (Registration No. 333-284362, as amended or supplemented from time to time, the “Registration Statement”), relating to the public offering by the Company (the “Offering”) of up to 1,779,360 units (the “Units”) of the Company, with each Unit consisting of: (i) either one share of the Company’s common stock, par value $0.001 per share (the “Common Stock” and such shares, the “Shares”)), or one pre-funded warrant to purchase one share of Common Stock at an exercise price equal to $0.001 per share of Common Stock (the “Pre-Funded Warrants” and the shares of Common Stock issuable upon exercise thereof, the “Pre-Funded Warrant Shares”) and (ii) one warrant to purchase one and one-half shares of Common Stock (the “Common Warrants” and the 2,135,232 shares of Common Stock issuable upon exercise of the Common Warrants, the “Common Warrant Shares”). The Units are to be sold by the Company pursuant to a placement agency agreement (the “Placement Agency Agreement”) to be entered into by and between the Company and Maxim Group, LLC, as placement agent (the “Placement Agent”), the form of which has been filed as Exhibit 1.1 to the Registration Statement, and a securities purchase agreement to be entered into by and between the Company and investors in the Offering, the form of which has been filed as Exhibit 10.27 to the Registration Statement (the “SPA”). As noted in the Registration Statement, for each Pre-Funded Warrant sold, the number of Shares sold will be decreased on a one-for-one basis.

The Units, including the Shares, Common Warrants and Pre-Funded Warrants included in the Units, and the Common Warrant Shares and Pre-Funded Warrants Shares are collectively referred to herein as the “Securities.”

February 12, 2025

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”), and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement other than as expressly stated herein.

In connection with this opinion, we have examined the Company’s Restated Certificate of Incorporation and all amendments thereto; the Company’s Restated Bylaws, as currently in effect; the Registration Statement and the exhibits thereto; the prospectus contained in the Registration Statement; the form of Placement Agency Agreement; the form of SPA; the form of Common Warrant; the form of Warrant Agency Agreement; the form of Pre-Funded Warrant; and such other documents, records, certificates, memoranda and instruments as we have deemed necessary as a basis for this opinion. We have also examined the resolutions of the Board of Directors of the Company authorizing the filing of the Registration Statement by the Company and the issuance of the Securities by the Company (the “Resolutions”).

Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) execution and delivery by the Company and the Placement Agent of the Placement Agency Agreement, (ii) effectiveness of the Registration Statement, (iii) issuance of the Securities pursuant to the Resolutions and the terms of the Underwriting Agreement, the Common Warrant and the Pre-Funded Warrant, as applicable, and (iv) receipt by the Company of the consideration for the Securities:

1.	The Shares will be validly issued, fully paid and non-assessable.

2.	The Warrants will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, under the laws of the State of New York.

3.	The Pre-Funded Warrants will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, under the laws of the State of New York.

4.	The Common Warrant Shares issuable upon exercise of the Common Warrants and the Pre-Funded Warrant Shares issuable upon exercise of the Pre-Funded Warrants have been duly authorized and, when issued upon exercise of the Common Warrants and the Pre-Funded Warrants upon payment of the applicable exercise price therefor in accordance with the terms thereof, will be validly issued, fully paid and non-assessable

Our opinion herein is expressed solely with respect to the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing) and, solely for purposes of paragraphs 2 and 3 above, the laws of the State of New York and is based on these laws as in effect on the date hereof. We express no opinion herein as to any other statutes, rules or regulations. We express no opinion herein as to whether the laws of any jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or other state law, rule or regulation relating to securities, or to the sale or issuance thereof. We give no opinion as to whether the Company or its beneficial owners are in compliance with the Corporate Transparency Act and/or the rules and regulations promulgated thereunder or any similar state law, rule or regulation.

February 12, 2025

This opinion letter has been prepared for your use in connection with the Offering. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus contained therein. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Fox Rothschild LLP